 Exhibit 10.19

NYC ENGLISH

SOFTWARE LICENSE AGREEMENT

DECEMBER 12, 2022

TABLE OF CONTENTS

Page

1. APPOINTMENT AS AUTHORIZED NYC ENGLISH Licensee	2
2. OBLIGATIONS OF Licensee	3
3. OBLIGATIONS OF NYC ENGLISH	5
4. PURCHASE ORDER PROCEDURE	5
5. PRICES AND PAYMENT	6
6. SHIPMENT, RISK OF LOSS AND DELIVERY	7
7. REPORTING, RECORDS AND INSPECTION	7
8. LOGO, TRADENAME USE AND LABELING OF SPECIFIED PRODUCTS	7
9. TRADEMARKS AND TRADE NAMES	7
10. TERM AND TERMINATION OF AGREEMENT	8
11. RELATIONSHIP OF THE PARTIES	9
12. INDEMNIFICATION	10
13. WARRANTIES	10
14. EXECUTION OF AGREEMENT AND CONTROLLING LAW	11
15. MISCELLANEOUS	11

Exhibit A – Schedule of Specified Products	A-1
Exhibit B – Territory	B-1
Exhibit C – Business Plan	C-1
Exhibit D – Sales Forecast	D-1

NYC ENGLISH

SOFTWARE LICENSE AGREEMENT

NON-EXCLUSIVE – NYCEdutec LLC.

This International Licensee Agreement (“Agreement”) is made as of the _12, DECEMBER 2022, (the “Effective Date”), by and between NYC ENGLISH, LLC, a Utah limited liability company, USA (“NYC English”), and NYCEdutec LLC., hereafter referred to as “licensee”.

INTRODUCTION

A.       NYC English is engaged in the business of developing, distributing and selling products and programs, including the specified products and programs listed in Exhibit A hereto. The specified products listed in Exhibit A, as it may be amended or modified from time to time by NYC English, are hereafter referred to as “Specified Products”. This Agreement pertains only to the Specified Products and not to any other products which are now, or may hereafter be, developed, licensed or sold by NYC English.

B.       Licensee desires to purchase from NYC English (or otherwise arrange the sale to a third party), and NYC English desires to sell the Specified Products.

C.       NYC English and licensee desire that licensee act as an independent, Licensee of the Specified Products on an exclusive basis in the Territory (as hereafter defined) under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, NYC English and licensee agree as follows:

1.                   APPOINTMENT AS AUTHORIZED NYC ENGLISH LICENSEE

a.                   Appointment. NYC English hereby appoints licensee as the non-exclusive Licensee of the Specified Products, solely within the area or areas specified in the attached Exhibit B (the “Territory”). licensee hereby accepts such appointment on the terms and conditions set forth in this Agreement. Licensee hereby represents and warrants to NYC English that Licensee has confirmed with its own legal counsel licensed to practice law in each jurisdiction specified on Exhibit B to the effect that (i) this Agreement has been duly authorized by licensee; (ii) this Agreement is legal, valid and enforceable in accordance with its terms; (iii) the relationship of licensee and NYC English shall be as set forth in Section 11; and (iv) NYC English may rely on the opinions of such counsel.

b.                   Limitations on Distribution Rights. licensee’s appointment is limited to distribution of the Specified Products to consumers within the Territory. Licensee shall not, without the prior written consent of NYC English, (i) advertise, promote, market, solicit or actively seek sales of Specified Products outside the Territory, (ii) establish an office outside the Territory through which orders for the Specified Products are solicited, (iii) sell Specified Products via the Internet except through the licensee’s own website to customers in the Territory. If licensee receives a purchase order or inquiry, or otherwise becomes aware of any opportunity regarding the potential sale of the Specified Products (or any other NYC English products) outside the Territory, Licensee shall promptly provide NYC English with written notice thereof and copies of any related documents.

c.                   Sale Conveys No Right to Create, Develop or Modify; Reservation of Rights. Specified Products are offered for sale and are sold by NYC English subject in every case to the conditions that such sale does not convey any license, expressly or by implication, to develop, modify, license, duplicate or otherwise copy or reproduce any of the Specified Products WITHOUT CONSENT FROM NYC ENGLISH LLC. No express or implied license or other rights of any kind are granted to Licensee regarding the Specified Products (or any other NYC English products) and Licensee acknowledges that the Specified Products (and all other NYC English products) and all right, title and interest therein, including without limitation any copyright, patent, trade secret or other intellectual property right in and to such products are the sole property of NYC English and its suppliers. NYC English reserves all rights not expressly granted herein.

d.                   Sub-Licensees. Licensee shall not, without the prior written consent of NYC English, appoint any sub- Licensees or agents (collectively “sub- Licensee s”) to promote or distribute the Specified Products (or any other NYC English products) within or outside the Territory.

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2.                   OBLIGATIONS OF LICENSEE

The parties acknowledge that each of Licensee’s obligations listed below is essential to the relationship proposed and that any breach of the obligation will seriously harm NYC English’s commercial reputation and goodwill.

a.                   General Obligations of Licensee.

(i)                  Best Efforts Marketing. licensee represents that it has both the willingness and the capacity, financial and otherwise, to adequately serve the market for Specified Products in the Territory. licensee covenants that it shall consistently use its best efforts to further the promotion, marketing, and distribution of the Specified Products in the Territory.

(ii)                Competing Products. Unless otherwise authorized with the written consent of NYC English, licensee shall refrain from, and shall cause its affiliates, sub- Licensee s, agents and representatives to refrain from, selling, distributing, marketing, advertising, promoting the sale of or soliciting purchase orders for, directly or indirectly, any product that, in NYC English’s reasonable judgment, is competitive with or similar to the Specified Products. The obligations of licensee under this Section 2(a)(ii) shall survive the expiration or earlier termination of this Agreement for a period of twelve (12) months. Licensee acknowledges and agrees that this Section 2(a)(ii) is reasonable and necessary to protect the legitimate interests of NYC English because of the relationships with the consumers of its products, marketing and know-how and market and product knowledge that licensee will acquire in connection with its activities under this Agreement and because of licensee’s access to Proprietary Information of NYC English. Notwithstanding the foregoing, licensee is encouraged to sell and offer non-competing products and not to rely solely on this Agreement and the sale of the Specified Products as its sole source of income. Licensee hereby represents and warrants that it is customarily engaged in an independently established trade, occupation, profession, or business, and that it advertises for its independent business or trade and that this Agreement is not licensee’s sole source of income.

(iii)               Conduct of Business. licensee agrees: (a) to conduct its business in a manner that reflects favorably at all times on the Specified Products and the good name, goodwill and reputation of NYC English; (b)  not to engage in any deceptive, misleading or unethical practices that are or might be detrimental to NYC English, the Specified Products, or the public, including but not limited to disparagement of NYC English or the Specified Products; (c) to make no false or misleading representations with regard to NYC English or the Specified Products; (d) not to publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (e) to make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Specified Products which are inconsistent with the literature distributed by NYC English, including all warranties and disclaimers contained in such literature; and (f) not to sell the Specified Products to any dealer or organization that engages in illegal or deceptive trade practices such as bait and switch techniques or any other practices proscribed under law or this section.

(iv)               Technical Capability; Customer Support. Licensee shall have the technical capability, including, without limitation, business phone lines, internet connections and other technical equipment to enable it to promote, market and advertise to consumers the features and capabilities of the Specified Products and the differences between such products and competing products. Licensee shall be the primary point of contact on all technical issues and customer support for the Specified Products sold in the Territory or by Licensee. Licensee shall employ a sufficient number of personnel having the knowledge and training necessary to cause effective distribution, technical assistance and customer support for the Specified Products commensurate Licensee’s obligations under this Agreement. Licensee shall also hire and maintain a sufficient number of personnel to provide customer service and shipping services in connection with the distribution of the Specified Products. Licensee agrees to conduct or provide for any training of its personnel which may be necessary to impart such knowledge and shall extend complete cooperation to NYC English in any product education programs which NYC English may establish.

(v)                Financial Condition. Licensee warrants and represents that it is in good financial condition, solvent and able to pay its bills when due. Licensee shall maintain and employ in connection with Licensee’s business under this Agreement such working capital and net worth as may be required in the reasonable opinion of NYC English to enable Licensee to carry out and perform all of Licensee’s obligations and responsibilities under this Agreement; and from time to time, on reasonable notice by NYC English, Licensee shall furnish such financial reports and other financial data as NYC English may reasonably request as necessary to determine Licensee’s financial condition.

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(vi)               Adaptation for Local Market. Licensee may, at its sole cost and expense, translate or rephrase, if necessary, the advertising and promotional materials of the Specified Products into the language or phraseology of the Territory. Licensee shall consult with NYC English as to such changes that may be required to the advertising and promotional materials of the Specified Products pursuant to this Section 2(a)(vii), and shall obtain NYC English’s prior written consent to each such change. Licensee acknowledges and agrees that, unless otherwise agreed by NYC English and notwithstanding any other provision of this Agreement, NYC English shall not have any obligation to warrant or repurchase any Specified Products so modified by Licensee. The copyright to all translations and alterations for the Specified Products shall remain the sole property of NYC English, and Licensee hereby agrees to take all steps necessary to provide copyright protection of the translations in the name of NYC English, and to assign to NYC English any rights it may have therein.

(vii)             Market Information and Planning; Consumer Relationships. Licensee shall promptly advise NYC English concerning any market information that may come to Licensee’s attention respecting NYC English, the Specified Products, NYC English’s market position, or the continued competitiveness of the Specified Products in the marketplace, including but not limited to charges, complaints, or claims by consumers, or other persons, about NYC English or the Specified Products. Licensee shall reasonably resolve all consumer complaints related to the Specified Products. NYC English and Licensee shall reasonably agree on any credits resulting from any such complaints; provided, however, Licensee shall not resolve any complaint (or group of related/similar complaints) with any party(ies) relating to Specified Products, claims or damages in excess of US $1,000.00, in the aggregate, without the prior written consent of NYC English. Licensee shall confer from time to time, at the request of NYC English, on matters relating to market conditions, sales forecasting and product planning.

(viii)           Compliance with Laws. Licensee shall be responsible for compliance with all requirements established by governmental authorities within the Territory, including but not limited to customs and registration requirements and technical product standards, paying any and all customs charges and duty fees, and any and all other legal or other requirements governing the use, importation, exportation, re-exportation, sale, distribution and advertising of the Specified Products in the Territory or which are otherwise necessary or useful for the implementation of this Agreement. Without limitation of the foregoing, Licensee shall not engage in any unfair or illegal trade practices. Licensee will provide to NYC English such documentation and certifications as may be required for compliance with the export control laws of the United States. Licensee shall comply with all applicable national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Specified Products. Licensee acknowledges that NYC English is subject to certain United States laws, including but not limited to the Foreign Corrupt Practices Act of 1977 and the Organization for Economic Cooperation and Development’s Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any amendments thereto, which apply to activities carried out on NYC English’s behalf outside the United States. Licensee agrees to (a) neither to take nor omit to take any action if such act or omission might cause NYC English to be in violation of any such laws; and (b) be solely responsible for compliance with all applicable United States export laws, rules, and regulations. In distributing the Specified Products, Licensee agrees to keep such books and records and to take such other actions as may be required by applicable laws, rules, and regulations. Without limiting the foregoing, Licensee shall not distribute or license the Specified Products (i) in any country that is subject to the United States export restrictions, or to any national of any such country, wherever located, who intends to transmit or transport the Specified Products back to such country, or (ii) to any person or entity who has been prohibited from participating in United States export transactions by any federal agency of the United States government.

(ix)               Governmental Approval. If any approval with respect to this Agreement, or the registration thereof, shall be required at any time during the term of this Agreement, with respect to giving legal effect to the Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of US dollars pursuant to Section 4 hereof, Licensee shall immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith shall be for the account of Licensee. Licensee shall keep NYC English currently informed of its efforts in this connection. NYC English shall be under no obligation to ship Specified Products to Licensee hereunder until Licensee has provided NYC English with satisfactory evidence that such approval or registration is not required, or that it has been obtained.

(x)                 Non-solicitation of NYC English Employees. During the term of the Agreement, including any renewal term, and for a period of twelve (12) months after termination of this Agreement, Licensee shall not, directly or indirectly, solicit and hire any person who, during the year immediately preceding such hiring, has been an employee of NYC English.

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b.                   Advertising, Marketing and Promotion by Licensee. Licensee hereby commits, at its own cost and expense, to undertake the following advertising, marketing and promotional activities:

(i)                  Advertising/Public Relation. Licensee shall develop and execute an advertising campaign reasonably acceptable to NYC English; and

(ii)                Marketing/Promotional Materials. Licensee shall develop a targeted marketing plan to aid in the sale of the Specified Products reasonably acceptable to NYC English.

c.                   Submission of Business Plan. No later than 60 days following the Effective Date, Licensee shall submit to NYC English a detailed marketing plan in the form substantially set forth in the attached Exhibit C (the “Business Plan”). Such Business Plan shall include the obligations set forth in Sections 2(b) and 2(d) and describe in detail Licensee’s advertising and marketing efforts planned with respect to the distribution of the Specified Products.

d.                   Minimum Commitment. During the Initial Term hereof, Licensee shall make (or arrange for) minimum purchases of the Specified Products in accordance with the sales forecast set forth in Exhibit D (the “Sales Forecast”). Such Sales Forecast shall contain a written forecast of the minimum number of units of each Specified Product, on a product-by-product basis, that Licensee commits to purchase (or arrange to be purchased) each quarter during the term of this Agreement. Licensee agrees that the amounts set forth in the Sales Forecast for each quarter shall be treated as separate and distinct obligations and shall not be cumulative in evaluating Licensee’s performance hereunder. The parties acknowledge and agree that such minimum purchase requirements have been mutually established after due consideration of the market for the Specified Products in the Territory and represent the minimum quantities that a Licensee should be able to sell in the Territory using reasonable efforts. In the event that Licensee fails to meet the minimum purchase requirements set forth in the Sales Forecast, NYC English may elect to (i) terminate this Agreement pursuant to Section 10(c), (ii) modify the Territory, or (iii) waive such minimum purchase requirements for the relevant period.

3.                   OBLIGATIONS OF NYC ENGLISH

a.                   Delivery of Specified Products. The parties hereto understand and agree that NYC English is the sole party responsible for filling the orders received from Licensee for the Specified Products. The parties agree that NYC English may at any time during the term of this Agreement designate a third party to produce the Specified Products in accordance with the quality standards established by NYC English. Notwithstanding anything contained herein to the contrary, NYC English may do any of the following without notice and without liability to Licensee:

(i)                  Alter the specifications for any Specified Product or make any other improvements or modifications thereto;

(ii)                Discontinue the development of any improvements or modifications of a Specified Product, whether or not such improvements or modifications have been announced publicly and discontinue the sale of any Specified Product; and

(iii)               Commence the development and distribution of new products or a new version of a Specified Product having features which may make any Specified Product wholly or partially obsolete, whether or not Licensee is granted any distribution rights in respect of such new products.

b.                   Assistance. NYC English agrees to provide Licensee with reasonable assistance of NYC English’s technical, sales, and service personnel as NYC English deems appropriate. Except as otherwise agreed by NYC English and Licensee, such assistance shall be without charge to the Licensee.

4.                   PURCHASE ORDER PROCEDURE

a.                   Initial Purchase Requirement. Unless otherwise set forth on Exhibit A, there shall not be an initial purchase requirement upon the execution of this Agreement.

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b.                   Orders and Acceptance. Licensee shall order Specified Products by delivering a purchase order to NYC English by through the Licensee Store website made available by NYC English (the “Store Website”) or such other order process established by NYC English. All orders for Specified Products placed in accordance with the instructions set forth on the Store Website. All such orders shall be subject to acceptance by NYC English at its principal place of business and shall not be binding until the earlier of (x) such acceptance; or (y) shipment, and then only as to the portion of the order actually shipped. All orders placed by Licensee shall be subject to the terms of this Agreement as well as the terms and conditions of the Store Website. In the event of a conflict between the information contained in any purchase order and this Agreement, this Agreement shall control.

c.                   Terms and Conditions. The terms and conditions of this Agreement and of the applicable NYC English invoice or confirmation will apply to each order accepted or shipped by NYC English hereunder. The terms and conditions of Licensee’s form of purchase order or other business forms will not apply to any order notwithstanding NYC English’s acknowledgement or acceptance of such order. Licensee hereby waives any such provisions inconsistent with this Agreement.

d.                   Cancellation of Orders. NYC English reserves the right to cancel any orders placed by Licensee and accepted by NYC English as set forth above, or to refuse or delay shipment thereof, if Licensee (i) fails to make any payment as provided herein or under the terms of payment set forth in any invoice or otherwise agreed to by NYC English and Licensee, (ii) fails to meet credit or financial requirements established by NYC English, including any limitations on allowable credit, or (iii) otherwise fails to comply with the terms and conditions of this Agreement. NYC English also reserves the right to discontinue the development or sale of any or all of the Specified Products at any time, and to cancel any orders for such discontinued products without liability of any kind to Licensee or to any other person. No such cancellation, refusal or delay will be deemed a termination (unless NYC English so advises Licensee) or breach of this Agreement by NYC English.

5.                   PRICES AND PAYMENT

a.                   Prices. NYC English agrees to sell the Specified Products and Licensee agrees to purchase (or arrange for purchase) such products at the prices set forth in Exhibit A attached hereto. NYC English shall have the right, from time to time, at its sole discretion, to change the list of the Specified Products. In any such instance, NYC English shall issue a new Exhibit A to Licensee reflecting such change, which shall, as of the effective date stated thereon, supersede the prior Exhibit A. Notwithstanding the foregoing, NYC English shall only have the right to change the prices in Exhibit A at any time following the Initial Term of this Agreement following thirty (30) days prior written notice to Licensee. The difference between Licensee’s purchase price for the Specified Products and Licensee’s selling price to Licensee’s customers shall be Licensee’s sole remuneration for the sale of the Specified Products.

b.                   Taxes, Tariffs, Fees. NYC English’s prices to Licensee do not include any national, state or local sales, use, value-added or other taxes, customs, duties or similar fees which NYC English may be required to pay or collect upon the sale or delivery of Specified Products or upon collection of the sales price. Should any such tax or levy be made, Licensee agrees to promptly pay the same and indemnify NYC English for any claim for such tax or levy demanded. Licensee represents and warrants to NYC English that all Specified Products acquired hereunder are for redistribution in the ordinary course of Licensee’s business, and Licensee agrees to provide NYC English with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

c.                   Payment Terms. All payments shall be made in United States Dollars, free of any withholding tax, currency control or other restriction to NYC English at the address designated by NYC English. Unless otherwise agreed to by NYC English in writing, at the time of submission of any order for Specified Products purchased hereunder, Licensee shall pay in cash or by wire transfer the amount of the aggregate purchase price of the Specified Products ordered (plus any applicable taxes, shipping and other charges) at the time of the order. Payments made by wire transfer shall be made to NYC English’s bank account as directed by NYC English from time to time.

d.                   Credit Terms. In lieu of payment for the Specified Products pursuant to section 4(c) hereof, NYC English may, by written notice to Licensee, allow Licensee to purchase Specified Products on open account, with payment due thirty (30) days from the date of invoice.

e.                   Acceleration for Default. NYC English reserves the right, upon written notice to Licensee, to declare all sums on open account immediately due and payable in the event of a breach by Licensee of any of its obligations to NYC English, including the failure of Licensee to comply with credit terms and limitations. Furthermore, NYC English reserves the right at all times to vary, change or limit the amount or duration of credit to be allowed to Licensee, either generally or with respect to any particular order.

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f.                    Attorneys’ Fees/Interest. In the event that it becomes necessary for NYC English to institute litigation to collect sums owed by Licensee for Specified Products purchased hereunder or to otherwise enforce NYC English rights hereunder, Licensee shall be responsible for reasonable attorneys’ fees and other costs incurred by NYC English in connection with such collection efforts (litigation or otherwise). Interest shall accrue on any delinquent amounts owed by Licensee for Specified Products at the greater of 1.5% per month or the maximum rate permitted under applicable law.

6.                   SHIPMENT, RISK OF LOSS AND DELIVERY

a.                   Delivery. NYC English will use reasonable efforts to meet Licensee’s requested delivery schedules for Specified Products, but NYC English reserves the right to refuse, cancel or delay shipment to Licensee when Licensee’s credit is impaired, when Licensee is delinquent in payments, or fails to meet other credit or financial requirements established by NYC English, or when Licensee has failed to perform its obligations under this Agreement. NYC English shall not be liable for any damages, direct, consequential, special or otherwise, to Licensee or to any other person for failure to deliver or for any delay or error in delivery of Specified Products for any cause whatsoever.

b.                   Force Majeure. NYC English shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond NYC English’s reasonable control, including but not limited to acts of God, war, riot, embargoes, legal injunctions or restrictions, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, NYC English may defer the delivery date for a period equal to the time of such delay.

7.                   REPORTING, RECORDS AND INSPECTION

a.                   Sales Report. During the term of this Agreement, Licensee shall provide to NYC English a written report each month showing, for the month immediately preceding the report, Licensee’s shipments of Specified Products by US dollar volume, both in the aggregate and for such geographic areas and product or other categories as NYC English may designate from time to time. Licensee shall also report to NYC English its current inventory levels of Specified Products, in the aggregate and by product, as frequently as NYC English reasonably requests.

b.                   Reports of Alleged Claims. Licensee shall notify NYC English in writing of any claim or proceeding involving advertisement or distribution of the Specified Products by Licensee, including claims asserting infringement of any intellectual property rights by the Specified Products, within ten (10) days after Licensee learns of such claim or proceeding. Licensee shall also report promptly to NYC English all claimed or suspected product defects.

c.                   Maintenance of Records. Licensee shall maintain for at least two (2) years its records, contracts and accounts relating to distribution of the Specified Products, and shall permit examination thereof by authorized representatives of NYC English at all reasonable times.

8.                   LOGO, TRADENAME USE AND LABELING OF SPECIFIED PRODUCTS

Licensee shall not remove, alter, cover or obfuscate any logo, trademark notice or other proprietary rights notices placed or embedded by NYC English on or in any Specified Products.

9.                   TRADEMARKS AND TRADE NAMES

a.                   Rights of NYC English. Licensee hereby recognizes that all right, title and interest in and to the trademarks, trade names, and logos (the “Marks”) used in connection with the marketing, sale and distribution of the Specified Products are the exclusive rights of NYC English, or entities affiliated with NYC English, including, without limitation, those entities with whom NYC English has licensing arrangements. No right in or license to any Mark is granted by or is to be inferred from any provision in this Agreement. Licensee shall not take any action which jeopardizes NYC English’s rights in the Marks. Licensee shall not register, directly or indirectly, any trademarks, trade names, corporate names or logos which are identical or confusing similar to the Marks or any translations thereof. Licensee shall not include or incorporate NYC English’s name or any of its products’ names (or any similar to or confusingly similar names) in its website or e-mail address. Licensee shall, upon NYC English’s request, execute any instruments that may be required to register, maintain or renew the registration of any of the Marks in the Territory.

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b.                   Use by Licensee. NYC English hereby grants to Licensee, and Licensee hereby accepts from NYC English, a nonexclusive, nontransferable, and royalty free right to use NYC English’s trademarks, trade names and logos applied to the Specified Products, such use being solely for the purpose of promoting and marketing the Specified Products as set forth in this Agreement. Licensee’s use of the Mark’s shall be subject to NYC English’s review and approval. Licensee has paid no consideration for the use of NYC English’s Marks and nothing contained in this Agreement shall give Licensee any interest in such Marks. Licensee agrees not to attach any additional trademarks, logos or trade designations to any Specified Product. Licensee further agrees not to affix any NYC English trademark, logo or trade name to any non-NYC English products.

c.                   After Termination or Expiration. Upon expiration or any termination of this Agreement, Licensee shall immediately cease all display, advertising and use of all NYC English Marks and shall not thereafter use, advertise or display any name, mark or logo which is, or any part of which is, similar to or confusing with any trademark, trade name, corporate name or logo associated with any of the Specified Products or any other product sold, marketed, distributed or used by NYC English or any of its affiliated entities.

10.               TERM AND TERMINATION OF AGREEMENT

a.                   Term. Unless terminated earlier in accordance with the terms and conditions hereof, this Agreement shall commence on the Effective Date and continue until December 31, 2024 (the “Initial Term”). In the event that NYC English continues to fulfill orders following the Initial Term without agreeing to a renewal term pursuant to Section 10(b), such orders shall only be fulfilled on an order by order basis (but still subject to the terms of this Agreement) and NYC English may cancel this Agreement in any such event at any time.

b.                   Renewal. Unless terminated as set forth below, this Agreement may be renewed thereafter by mutual written agreement of the parties. Any renewal term shall be made only pursuant to a writing signed by NYC English and Licensee and shall set forth, among other things, new minimum purchase requirements, the attachment of amended Exhibits and a certificate of an officer of Licensee as to its full compliance with this Agreement through the date thereof. Other than as revised pursuant to any such writing, the remaining provisions of this Agreement shall continue in full force and effect.

c.                   NYC English’s Right to Terminate. NYC English may immediately terminate and/or temporarily suspend this Agreement (in its entirety or with respect to portions of the Territory or portions or all orders for Specified Products, in NYC English’s sole discretion) at any time prior to the termination of the Initial Term or thereafter in the event that:

(i)                  Monetary Default. Licensee defaults in any payment due hereunder and such default continues unremedied for a period of ten (10) days;

(ii)                Specified Defaults. Licensee is in default under any of the following Sections: 2(a)(ii) (Competing Products), 2(a)(v) (Financial Condition), 2(a)(viii) (Compliance with Laws), 2(d) (Minimum Purchase Commitment); 4(a) (Initial Purchase Requirement), 15(d) (Assignment), or 15(g) (Confidentiality);

(iii)               Other Default. Licensee fails to perform any other obligation, warranty, duty or responsibility or is in default with respect to any material term or condition undertaken by Licensee under this Agreement and such failure or default continues unremedied for a period of thirty (30) days following written notice by NYC English;

(iv)               Insolvency. A receiver is appointed for Licensee or its property; Licensee makes an assignment for the benefit of its creditors; any proceedings are commenced by, for or against Licensee under any bankruptcy, insolvency, debtor’s relief or other similar law; or Licensee is liquidated, dissolved, or otherwise ceases the transaction of business;

(v)                Misrepresentation. NYC English discovers that Licensee has made a material misrepresentation herein or in any materials provided by Licensee or its agents to NYC English;

(vi)               Legality. Upon the enactment, enforcement or adoption of any laws, rules, regulations or governmental policies or other change in circumstances that makes it illegal, impossible or impracticable to export the Specified Products to the Territory as contemplated in this Agreement;

(vii)             Termination of Specified Products. NYC English withdraws the Specified Products from Licensee in the Territory; or

(viii)           Change in Management. Licensee is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in management or control.

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d.                   Licensee’s Right to Terminate. Licensee may terminate this Agreement at any time prior to the termination of the Initial Term or thereafter in the event that:

(i)                  Default. NYC English fails to perform any obligation, warranty, duty or responsibility or is in default with respect to any material term or condition undertaken by NYC English under this Agreement and such failure or default continues unremedied for a period of thirty (30) days following written notice by NYC English; and

(ii)                Insolvency. A receiver is appointed for NYC English or its property; NYC English makes an assignment for the benefit of its creditors; any proceedings are commenced by, for or against NYC English under any bankruptcy, insolvency, debtor’s relief or other similar law; or NYC English is liquidated, dissolved, or otherwise ceases the transaction of business.

e.                   Pending Orders. In the event that notice of termination of this Agreement is given, NYC English shall be entitled to reject all or part of any orders received from Licensee after notice but prior to the effective date of termination if availability of the Specified Products is insufficient at that time to meet the needs of NYC English and its customers fully. In any case, NYC English may limit any shipments to Licensee. Notwithstanding any credit terms made available to Licensee prior to such notice, any Specified Products shipped thereafter shall be paid for by certified or cashier’s check or wire transfer prior to shipment.

f.                    Effect of Termination. Licensee agrees that in case of termination under Sections 10(c) all of Licensee’s rights to distribute and sell Specified Products shall cease as of the date of such termination, except that Licensee may sell such Specified Products in Licensee’s possession that NYC English declines to repurchase pursuant to subsection 10(f)(i), below. Upon termination of this Agreement:

(i)                  NYC English’s Option to Repurchase Inventory. NYC English, or a successor Licensee designated by NYC English, may purchase any or all Specified Products then in Licensee’s possession at prices not greater than the prices paid by Licensee for such products (or, if the products are not in unopened factory sealed boxes, 50% of such prices). Upon receipt of any Specified Products so purchased from Licensee, NYC English will issue an appropriate credit to Licensee’s account.

(ii)                Acceleration of Credit Purchases. The due date of all outstanding invoices for the Specified Products shall automatically be accelerated so they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions thereof remaining unshipped as of the effective date of termination shall automatically be cancelled.

(iii)               Sub- Licensees. In case this Agreement shall expire or be terminated for any reason, NYC English shall thereupon, at its option, have the right to succeed to Licensee’s interests under any agreements, rights and relations of Licensee with sub- Licensees appointed by Licensee with regard to the sale of the Specified Products and all such agreements shall contain a clause to make this provision effective in favor of NYC English.

(iv)               Attorneys’ Fees. In the event any claim is brought by either party asserting that the termination of this Agreement by the other party was wrongful, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorneys’ fees and other expenses incurred by such prevailing party in the litigation.

g.                   Survival of Payment Obligations. NYC English’s rights and Licensee’s obligations to pay NYC English all amounts due hereunder, as well as Licensee’s obligations under Sections 2, 5, 7, 8, 9, 11, 12, 13, 14 and 15 shall survive termination or expiration of this Agreement.

11.               RELATIONSHIP OF THE PARTIES

Licensee’s relationship with NYC English during the term of this Agreement shall be that of an independent contractor. Licensee and its employees, agents and representatives shall under no circumstances be considered agents, sub-contractors, partners, joint venturers or representatives of NYC English. Licensee shall not act or attempt to act, or represent itself, directly or by implication, as agent, sub-contractors, joint venturer, partner or representative of NYC English, or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of NYC English. The relationship created by this Agreement does not constitute the granting of a franchise or license agreement to Licensee by NYC English, except that Licensee is permitted to use the NYC English’s marks on promotional materials for products in accordance with the terms hereof, and no franchise statute, law, regulation or rule is intended to or has been applied by the parties for such purposes except as to the use of the marks, nor shall any such franchise, statute, law, regulation or rule be deemed or construed to apply to the formation, operation, administration or termination of this Agreement. Licensee will not, without NYC English’s prior written consent, register as NYC English’s Licensee or agent in the Territory.

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12.               INDEMNIFICATION

Licensee shall indemnify, defend and hold harmless NYC English and its members, managers, directors, officers, employees and agents and the successors and assigns of any of the foregoing (each a “NYC English Indemnitee”) from any and all claims, losses, costs, liabilities or expenses, including, without limitation, attorneys’ fees and other expenses of litigation (a “Liability”) resulting from a claim, suit or proceeding made or brought by a third party against a NYC English Indemnitee arising out of (a) any acts or omissions of Licensee or its employees and agents in the distribution or marketing of Specified Products or otherwise relating to the performance of this Agreement, (b) breach of the Licensee representations, warranties or covenants set forth in this Agreement, or (c) the negligence or willful misconduct of Licensee or its sub- Licensee s, employees and agents.

LICENSEE AGREES THAT NYC ENGLISH’S TOTAL AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE FEES PAID BY LICENSEE TO NYC ENGLISH FOR THE SPECIFIED PRODUCTS INVOLVED. IN NO EVENT WILL NYC ENGLISH, ITS SUBSIDIARIES, ITS ASSOCIATED COMPANIES, OR NYC ENGLISH’S LICENSORS BE LIABLE TO LICENSEE FOR CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION ANY LOSS OF PROFITS OR BUSINESS OPPORTUNITIES), EXEMPLARY, INCIDENTAL OR INDIRECT OR PUNITIVE DAMAGES OR COSTS (INCLUDING LEGAL FEES AND EXPENSES) OR LOSS OF GOODWILL OR PROFIT IN CONNECTION WITH THE SUPPLY, USE OR PERFORMANCE OF OR INABILITY TO USE THE SPECIFIED PRODUCTS, OR NON-PERFORMANCE OF ANY SERVICES PROVIDED HEREUNDER (INCLUDING WITHOUT LIMITATION SUPPORT SERVICES AND PROFESSIONAL SERVICES), OR IN CONNECTION WITH ANY CLAIM ARISING FROM THIS AGREEMENT, EVEN IF NYC ENGLISH, ITS SUBSIDIARIES, ITS ASSOCIATED COMPANIES, OR NYC ENGLISH’S LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS.

13.               WARRANTIES

a.                   Limited Warranty. NYC English warrants to Licensee that (a) NYC English has full authority to execute and perform this Agreement; (b) this Agreement has been duly executed and delivered by NYC English and constitutes the legal, enforceable and binding obligation of NYC English; (c) NYC English’s execution and performance of this Agreement will not violate any Utah state laws or breach any other agreement; and (d) no approval, action or authorization by any Utah governmental authority or agency is required for NYC English’s execution and performance hereof or, if it is, such approval, action or authorization has been obtained and written evidence thereof has been provided to Licensee. All Specified Products provided by NYC English to Licensee are tested before being made available; however, there is no guarantee or warranty of any kind that these Specified Products will meet the needs of Licensee or Licensee’s customers.

NYC ENGLISH MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE SPECIFIED PRODUCTS TO LICENSEE OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN NYC ENGLISH’S LIMITED WARRANTY ACCOMPANYING DELIVERY OF THE SPECIFIED PRODUCTS (“Limited Warranty”). NYC ENGLISH RESERVES THE RIGHT TO CHANGE THE WARRANTY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO LICENSEE OR TO ANY OTHER PERSON.

b.                   Limitation of Warranties. Licensee warrants to NYC English that (a) Licensee has full authority to execute and perform this Agreement; (b) this Agreement has been duly executed and delivered by Licensee and constitutes the legal, enforceable and binding obligation of Licensee; (c) Licensee’s execution and performance of this Agreement will not violate any law or breach any other agreement; and (d) no approval, action or authorization by any governmental authority or agency is required for Licensee’s execution and performance hereof or, if it is, such approval, action or authorization has been obtained and written evidence thereof has been provided to NYC English.

LICENSEE SHALL MAKE NO WARRANTY, GUARANTEE OR REPRESENTATION, WHETHER WRITTEN OR ORAL, ON NYC ENGLISH’S BEHALF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED; AND THE LIABILITY OF NYC ENGLISH, IF ANY, FOR DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCT SHALL BE LIMITED TO THE ACTUAL PRICE PAID BY THE Licensee FOR SUCH PRODUCT AND SHALL IN NO EVENT INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

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14.               EXECUTION OF AGREEMENT AND CONTROLLING LAW

This Agreement shall become effective only after it has been signed by Licensee and has been accepted by NYC English at its principal place of business. It shall be governed by and construed in accordance with the laws of the State of Utah, United States, without giving effect to the conflicts of law provisions thereof. To the extent applicable, the parties waive the application of the United Nations Convention on Contracts for the International Sale of Goods. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable or would cause the relationship of NYC English and Licensee to be more than that of an independent contractor (i.e., franchise, partner or other unintended relationship), the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner, unless NYC English determines that the unenforceable provision goes to the heart of this Agreement, in which event NYC English may terminate this Agreement upon written notice to Licensee.

15.               MISCELLANEOUS

a.                   Paragraph Headings. The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders.

b.                   Language. The official language of this Agreement is English. All contract interpretations, notices and dispute resolutions shall be in English. Any amendments to this Agreement shall be in English. Translations of any of these documents shall not be construed as official or original versions of the documents, or otherwise referred to in the interpretation or construction of the intentions of the parties hereto.

c.                   Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and any and all written or oral agreements previously existing between the parties are expressly cancelled. Licensee acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto. Any such modification shall be binding upon NYC English only if and when signed by one of its duly authorized officers.

d.                   Assignment. Licensee shall not assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without the prior written consent of NYC English. Any attempted assignment of or delegation by Licensee in contravention of this provision shall be void and ineffective and shall be deemed to be a material breach hereof. NYC English may assign this Agreement. Any change in the ownership of fifty-percent (50%) or more of Licensee’s equity (or 50% change in ownership of any 50% owner of the Licensee or other ultimate 50% owner) shall be considered an “assignment” of this Agreement. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

e.                   Notices. All notices and demands hereunder shall be in writing and shall be served by personal service, facsimile, or international courier service at the address of the receiving party set forth on the signature page to this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands shall be deemed complete upon receipt.

f.                    Waiver. The waiver of any one default or breach of a provision of this Agreement shall not waive subsequent defaults or breaches of this Agreement.

g.                   Confidentiality. For purposes of this Agreement, “Trade Secrets” means information which: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. “Confidential Information” means information of NYC English, other than Trade Secrets, that is of value to its owner and is treated as confidential. “Proprietary Information” means Trade Secrets and Confidential Information of NYC English.

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Licensee agrees to hold the Proprietary Information in strictest confidence and not to, directly or indirectly, copy, reproduce, distribute, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information to any third party, or utilize the Proprietary Information for any purpose whatsoever other than as expressly contemplated by this Agreement or as otherwise agreed to in writing by NYC English. Licensee may only disclose the Proprietary Information to employees of Licensee who have a need to know such Proprietary Information and who are under an obligation to comply with the nondisclosure obligations set forth herein. Licensee agrees to notify NYC English in writing of any suspected or known breach of the obligations or restrictions set forth in this Section 15(g). With regard to Trade Secrets, this obligation shall continue for so long as such information constitutes a trade secret under applicable law. With regard to the Confidential Information, this obligation shall continue for the term of this Agreement and for a period of three (3) years thereafter; provided, that the obligations hereunder with respect to any Trade Secrets shall be perpetual, without limitation as to time. Notwithstanding the foregoing, any previously executed nondisclosure agreement between the parties shall continue in full force and effect, provided that to the extent of any inconsistency or ambiguity between such agreement and this Agreement, this Agreement shall control and govern in all respects.

The foregoing obligations of this Section 15(g) shall not apply if and to the extent that: (1) Licensee establishes that the information communicated was already known to Licensee, without obligation to keep such information confidential, at the time of Licensee’s receipt from NYC English, as evidenced by documents in the possession of Licensee prepared or received prior to disclosure of such information; (2) Licensee establishes that the information communicated was received by Licensee in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (3) Licensee establishes that the information communicated was publicly known at the time of Licensee’s receipt from NYC English or has become publicly known other than by a breach of this Agreement. Further, if Licensee is required to disclose all or part of the Proprietary Information pursuant to any legal requirement of any country which may have jurisdiction over Licensee, it will be entitled to do so, provided that Licensee shall immediately upon becoming aware that such disclosure is required, give NYC English notice of the circumstances in which the disclosure is required and agree with NYC English on the extent and timing of such disclosure.

h.                   Arbitration. Any dispute arising out of the interpretation and effect of this Agreement or alleged breaches thereof, shall be fully and finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one (1) Arbitrator appointed in accordance with said Rules, with the arbitration to take place at Salt Lake City, Utah, United States. All proceedings shall be conducted in the English language. The non-prevailing party shall pay the costs of the arbitration, and the reasonable costs and expenses of the prevailing party. Judgment of the arbitrator may be entered in any court having jurisdiction over the party against whom the judgment is rendered. The parties hereto agree that all arbitrations, actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Salt Lake, State of Utah, in the United States. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Salt Lake, State of Utah, in the United States shall have in personam jurisdiction and venue over each of them for the purpose of litigating or arbitrating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 15(e) of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

i.                     Modification; Counterparts; Facsimile/PDF Signatures. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this NYC English International Licensee Agreement on the Effective Date specified above.

NYC ENGLISH, LLC	NYCEDUTEC, LLC

By: /s/ Karen Barton________________________
Name: Karen Barton

Title: Team and Operations Manager

Address for Notices:

Flat 23D, Tower 3,

Sham Wan Towers,

3 Ap Lei Chau Drive,

Hong Kong

Phone: +852 94601183

Email: kbarton@nycedutec.com

By: /s/ Mark Emerson_______________________
Name: Mark Emerson

Title: President

Address for Notices:

175 So. Main Street #1500

Salt Lake City, Utah 84111, USA
Attention: Mark Emerson
Phone: +1(801) 699 -2928

Email: memerson@nycenglish.nyc

 DATE: December 12, 2022

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Exhibit A

SCHEDULE OF SPECIFIED PRODUCTS

[amounts in U.S. Dollars, TBD case by case]

NYC English Product	Suggested Retail Price	Purchase Price
1 year license, all three levels of NYC English	TBD USD	TBD USD

A-1

Exhibit B

TERRITORY

The Licensee shall have the: Global rights

[X] Non-Exclusive

Check One Box

[ ] Exclusive

right to distribute the Specified Products set forth on Exhibit A (as amended from time to time) in the following specified locations in accordance with the terms of the NYC English International Licensee Agreement:

B-1

Exhibit C

BUSINESS PLAN

Channels	Breakdown
[Universities]	%
[K-12}	%
[Governments]	100%
[Direct B2C]	%

•	Licensee shall invest USD [__ _] per year or more for sales, marketing, market development, sponsorship activities, etc.

•	Licensee will require a lead time of 6 months for open-market/non-institution sales.

•	For institution and/or government sales, Licensee will treat them separately and hold separate discussions with NYC English (e.g. customized products fit-to-budget, license duration, lead time required, etc.)

C-1

Exhibit D

SALES FORECAST

Minimum Purchase Requirements – amounts in U.S. Dollars

(Import Price, USD)	Year 1	Year 2
Sales Target	$1 million	$1.5 million
Minimum Financial Guarantee

On a Quarterly basis, the above numbers shall be split into 4 equal amounts per quarter during the applicable Years.

The First Q shall be through [Jan 31], each quarter thereafter shall be standard (March 31, June 30, Sept. 30, December.

D-1